Origin Materials, Inc. Reports Operating and Financial Results for First Quarter 2025

– Announces Signed Strategic Customer Agreement with Major Packaging Company for the Development of Large Format PET Closures for the Ready to Drink, Wine, and Spirits Market –
– Over Twenty Companies Qualifying or Preparing to Qualify Origin PET Caps, Including Six on Fortune 500 List –
– Reiterating Run-Rate Adjusted EBITDA Positive Guidance by the End of 2026, Updating 2026 Revenue Guidance –
– CapFormers Five Through Eight Now Estimated to Begin PET Cap Production in 1H 2026 –

WEST SACRAMENTO, CA., May 15, 2025 – Origin Materials, Inc. (“Origin,” “Origin Materials,” or the “Company”) (Nasdaq: ORGN, ORGNW), a technology company with a mission to enable the world’s transition to sustainable materials, today announced financial results for its first quarter ended March 31, 2025.

“Customer demand continues to be robust, with over twenty companies now qualifying or preparing for qualification of our caps, six of whom are in the Fortune 500 and collectively represent some of the world’s most iconic brands,” said Origin CEO and Co-Founder John Bissell. “Today we are pleased to announce a signed strategic customer agreement with a major packaging company for the development of large format PET closures for the ready to drink, wine, and spirits market. We look forward to providing more detail about this relationship in future announcements. Overall, the demand signals for Origin’s groundbreaking PET cap technology and its diverse applications are stronger than ever.”

Bissell continued: “At the same time, this quarter Origin faced two significant new challenges. First, customer product qualification is taking longer than previously projected. In light of these qualification delays, we are deferring the expected start of commercial-scale PET cap revenue generation by between one and three quarters. However, we do not expect the trajectory of our revenue growth to change. Therefore, we now expect to realize revenue of $50M to $70M in 2026 and $150M to $210M in 2027. Due to the expected later onset of PET cap revenue generation, we anticipate Origin will become run-rate Adjusted EBITDA positive by the back end of 2026. Second, we faced uncertainty as a result of the disruption of global manufacturing supply chains due to the imposition of tariffs.

Therefore, our revised plan assumes a 10% tariff on equipment imported from Europe and reflects adjusted CapFormer deployment timelines.”

“Despite macroeconomic challenges, we are focused on what we can control and encouraged by a number of factors,” Bissell commented. “Customer interest continues to be robust with over sixty-five new customer inquiries in the last six weeks alone. Prospective customers are highly engaged in qualifying our caps and are actively collaborating to advance the qualification process. We remain focused on our mission to enable the world’s transition to sustainable materials and we are excited about the work ahead and bringing our PET caps to market.”

Company First Quarter and Recent Business Highlights
Origin Materials reported quarterly revenue of $5.4 million generated by the Company’s supply chain activation program. In response to evolving market and business conditions the Company is making the following updates to its strategy and forecasts:

•Announced signed strategic customer agreement with multibillion dollar packaging company for the development of large format PET closures. The PET closures are for the ready to drink, wine, and spirits market. We plan to share more on this over the coming months pending finalization of joint communications.
•Reiterating run-rate Adjusted EBITDA positive guidance by the end of 2026, updating revenue guidance to $50M to $70M for 2026 and $150M to $210M for 2027. We expect the threshold for reaching Adjusted EBITDA positive on a run-rate basis is between 8 and 10 CapFormer lines operating at scale, which we expect to achieve in 2026. The timing of qualification completion is at the discretion of our customers and is unique to each. Based upon broad timing expectations, we believe all customers currently qualifying our caps will have completed their testing by early to mid-2026, which dovetails with our expected manufacturing capacity ramp-up timeline.
•Updating CapFormer deployment schedule. Lines two through four are in fabrication now, subsystem components have been secured, and the lines are expected to complete Factory Acceptance Testing on a rolling basis in Q2 and Q3 2025. Lines five through eight are expected to complete Factory Acceptance Testing in Q4 2025 and Q1 2026. For each line, we anticipate production starting approximately three months after Factory Acceptance Test completion.
•Confirming first customer pilot launch on track for Q3 2025. We expect the first beverages with PET closures to be on shelves in Q3 2025 for a pilot launch in the United

States with one of our smaller customers with limited geographic distribution. These caps completed customer qualification for a new brand in Q2 2025 and are pending bottling.
•Further investing in supply chain preparedness. This includes developing proactive inventory strategies, long lead-time materials procurement initiatives, and multi-sourcing approaches designed to limit disruptions including those that could be caused by CapFormer subsystem supplier delays.
•Diversifying manufacturing footprint. Origin is making strategic adjustments to its deployment plan, factoring in geographic diversification to minimize tariff exposure, with the overarching focus on building supply to meet demand in different regions of the world.
•Continued investment in CapFormer add-ons to drive margin improvements. Origin has ordered its first two PET extruder units. Owned extruders are expected to improve line margins by supplying PET sheet onsite.
•Continued technology development and investment for increasing the expected throughput of near-term lines. These improvements are expected to result in CapFormer lines 2 and 3 each achieving roughly double the original throughput of line 1, with lines 4+ roughly tripling the original output of line 1. Origin is exploring additional technology improvements that could result in further increases in line throughput as well.
•Confirming attractive unit economics. Despite the potential impact of tariffs resulting in increases to CapFormer line costs, we expect that, at current tariff levels, Origin’s business plan can absorb the financial impact with the long-term business outlook remaining positive. Origin continues to anticipate the payback period for the average CapFormer line, separate from any extruders purchased as optional add-ons to improve margins, to be less than 18 months. If tariffs increase beyond current rates, particularly for the EU or other countries where we source equipment, Origin will reevaluate their potential impact, including on international shipment timing, potentially requiring adjustments to Origin’s strategic plan.
•Continuing to pursue financing. We are in the process of sourcing both equipment financing for CapFormer lines one through eight as well as a level of corporate debt in the second half of 2025 to maintain a healthy minimum cash balance as we build manufacturing capacity to serve pent-up demand and drive to run-rate profitability in 2026.

Results for First Quarter 2025
Cash, cash equivalents and marketable securities were $83.0 million as of March 31, 2025.
Revenue for the first quarter was $5.4 million compared to $6.8 million in the prior-year period, due to the planned reduction in the Company’s supply chain activation program.

Operating expenses for the first quarter were $32.7 million compared to $18.1 million in the prior-year period, an increase of $14.6 million primarily resulting from a $16.6 million non-cash impairment charge related to a biomass conversion technology contracting manufacturing agreement, which was offset by a decrease in research and development expenses of $2.5 million.

Net loss was $26.4 million for the first quarter compared to $13.9 million in the prior-year period, an increase of $12.5 million primarily due to an increase of $14.6 million in operating expenses which was offset by the gain of $2.1 million in fair value of common stock warrants liability.

Adjusted EBITDA loss was $11.0 million for the first quarter compared to $12.9 million in the prior-year period.

Shares outstanding as of March 31, 2025 were 149.5 million including 3.0 million shares that are subject to forfeiture based on share price performance targets previously disclosed in our filings.

For a reconciliation of non-GAAP figures to the applicable GAAP figures, please see the table captioned ‘Reconciliation of GAAP and Non-GAAP Results' set forth at the end of this press release. We have not reconciled our guidance for non-GAAP run-rate Adjusted EBITDA to GAAP due to the uncertainty and potential variability of reconciling items such as stock-based compensation. As a result, a reconciliation is not available without unreasonable effort and we are unable to address the probable significance of the unavailable information.

Webcast and Conference Call Information
Company management will host a webcast and conference call on May 15, 2025, at 5:00 p.m. Eastern Time, to discuss the Company's financial results.

Interested investors and other parties can listen to a webcast of the live conference call and access the Company’s quarterly update presentation by logging onto the Investor Relations section of the Company's website at https://investors.originmaterials.com/.

The conference call can be accessed live over the phone by dialing +1-844-676-8020 (domestic) or +1-412-634-6957 (international). A telephonic replay will be available approximately three hours after the call by dialing 1-844-512-2921, or for international callers, +1-412-317-6671. The conference ID for the live call and pin number for the replay is 10198075. The replay will be available until 11:59 p.m. Eastern Time on May 22, 2025.

About Origin Materials, Inc.
Origin is a technology company with a mission to enable the world’s transition to sustainable materials. Our innovations include PET caps and closures that bring recycling circularity and enhanced performance to a ~$65 billion market, specialty materials, and our patented biomass conversion platform that transforms carbon into sustainable materials for a wide range of end products. For more information, visit www.originmaterials.com.

Contacts
Origin Materials
Investors:
ir@originmaterials.com

Media:
media@originmaterials.com

Non-GAAP Financial Information
To supplement the Company’s financial results presented in accordance with generally accepted accounting principles in the United States ("U.S. GAAP"), the Company also uses non-GAAP financial measures, including Adjusted EBITDA, as supplemental measures to review and assess the Company’s operating performance. Adjusted EBITDA is defined as net income or loss adjusted for (i) stock-based compensation, (ii) depreciation and amortization, (iii) impairment of assets, (iv) investment income, (v) interest expenses, (vi) change in fair value of derivatives, (vii) change in fair value of common stock warrants liability, (viii) change in fair value of earnout liability, (ix) other expenses, net and (x) income tax provision.
The Company believes that the presentation of Adjusted EBITDA is appropriate to provide additional information to investors about our operating profitability adjusted for certain non-cash items, non-routine items that the Company does not expect to continue at the same level in the future, as well as other items that are not core to the Company’s operations. Further, the Company believes Adjusted EBITDA provides a meaningful measure of operating profitability because the Company uses it for evaluating the Company’s business performance, making budgeting decisions, and comparing performance against that of other peer companies using similar measures.

Non-GAAP financial measures are not defined under U.S. GAAP and are not presented in accordance with U.S. GAAP. These non-GAAP financial measures have limitations as analytical tools, and when assessing the Company’s operating performance, investors should not consider them in isolation. In addition, calculations of this non-GAAP financial information may be different from calculations used by other companies, and therefore comparability may be limited.

The Company mitigates these limitations by reconciling the non-GAAP financial measures to the most comparable U.S. GAAP performance measures, all of which should be considered when evaluating our performance.

For more information on Adjusted EBITDA, please see the table captioned “Reconciliation of GAAP and Non-GAAP Results” set forth at the end of this press release.

Cautionary Note on Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “project,” “potential,” “seem,” “seek,” “target,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding Origin’s business strategy, commercial, operating, and product development plans and announcements of such plans, anticipated customer demand, the impact of tariffs on our business, including the ability of Origin’s business plan to absorb the financial impact of tariffs, revenue potential, near-term and long term revenue potential of caps and closures, the projection that Origin will achieve positive run-rate Adjusted EBITDA results by the end of 2026, the estimated output and unit economics of Origin’s CapFormer lines, pace and anticipated timing of bringing Origin’s CapFormer lines online and anticipated revenue generated from such systems, the expected improvement from Origin’s two PET extruder units on improving line margins, average payback period for Origin’s CapFormer lines to be less than 18 months, the impact of anticipated improvements to Origin’s CapFormer lines, ability of Origin’s products to complete customer qualification on time or at all, anticipated timing of commercializing Origin’s products and delivering those products to customers, estimated total addressable market, anticipated benefits of and demand for Origin’s potential products, ability to convert potential customer interest into revenue, expectations about Origin’s future financing arrangements, including Origin’s ability to enter into financing arrangements on favorable terms, anticipated growth and projected financial information and the impact, if any, of Origin’s relationship with the large packaging company, including the development of large format PET closures. From time to time, the Company discloses approximate levels of customer demand based on information received from current and potential customers as to amounts of product they wish to purchase at a certain price over a certain term in the future. The Company does not discount such indications of customer demand by the likelihood of their conversion to actual revenue or the time until such conversion. Some customers may overstate the amount of product they wish to purchase and one should not assume that demand figures disclosed by the Company will necessarily translate into comparable levels of revenue. The forward-looking statements are based on various assumptions, whether or not identified in this press release, and on the current plans, objectives, estimates, expectations, and intentions of the management of Origin and are not predictions of actual performance and inherently involve significant risks and uncertainties. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Origin. These forward-looking statements are subject to a number of risks and uncertainties including, but not limited to, the fact that Origin may be unable to successfully commercialize its products; the effects of competition, tariffs, and other trade restrictions on Origin’s business; the uncertainty of the projected financial information with respect to Origin, particularly given the rapidly changing tariff landscape; disruptions and other impacts to Origin’s business. Other factors that could adversely affect the Company’s operations include those discussed in Origin’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission (“SEC”) on May 15, 2025 under the heading “Risk Factors,” and other documents Origin has filed, or will file, with the SEC. These filings, when available, are available on the investor relations section of our website at investors.originmaterials.com and on the SEC’s website at www.sec.gov. If any of these risks materialize or Origin’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Origin does not presently know or currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Origin undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required under applicable law. These forward-looking statements should not be relied upon as representing Origin’s assessments of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

ORIGIN MATERIALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)	March 31, 2025 (Unaudited)	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$43,835	$56,307
Marketable securities	39,213	46,613
Accounts receivable net of allowance for credit losses of $1,230 and $1,230, respectively	19,120	19,179
Other receivables	3,106	2,526
Inventory	866	866
Prepaid expenses and other current assets	2,087	2,401
Land held for sale	11,282	11,282
Total current assets	119,509	139,174
Property, plant, and equipment, net	211,568	203,919
Operating lease right-of-use asset	3,437	3,735
Intangible assets, net	65	73
Deferred tax assets	563	621
Other long-term assets	13,835	30,505
Total assets	$348,977	$378,027

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$3,176	$2,921
Accrued expenses	6,922	2,779
Operating lease liabilities, current	334	323
Notes payable, short-term	1,730	3,772
Other liabilities, current	410	2,754
Total current liabilities	12,572	12,549
Earnout liability	24	2,486
Canadian Government Research and Development Program liability	14,422	14,399
Common stock warrants liability	1,788	4,566
Notes payable, long-term	1,730	1,730
Operating lease liabilities	3,770	3,858
Other liabilities, long-term	63	74
Total liabilities	34,369	39,662
STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; no shares issued and outstanding as of March 31, 2025 and December 31, 2024	—	—
Common stock, $0.0001 par value, 1,000,000,000 shares authorized; 149,506,676 and 148,574,227, issued and outstanding as of March 31, 2025 and December 31, 2024, respectively (including 3,000,000 of Sponsor Vesting Shares)	15	15
Additional paid-in capital	395,475	393,186
Accumulated deficit	(64,568)	(38,127)
Accumulated other comprehensive loss	(16,314)	(16,709)
Total stockholders’ equity	314,608	338,365
Total liabilities and stockholders’ equity	$348,977	$378,027

ORIGIN MATERIALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Three Months Ended March 31,
(In thousands, except share and per share data)	2025	2024
Revenues:
Products	$5,430	$6,822
Services	—	3
Total revenues	5,430	6,825
Cost of revenues (exclusive of depreciation and amortization shown separately below)	5,317	6,687
Operating expenses:
Research and development	3,301	5,819
General and administrative	10,111	10,005
Depreciation and amortization	2,714	2,311
Impairment of assets	16,610	—
Total operating expenses	32,736	18,135
Loss from operations	(32,623)	(17,997)
Other income (expenses):
Investment income	1,206	1,864
Interest expenses	(48)	(117)
(Loss) gain in fair value of derivatives	(38)	296
Gain in fair value of common stock warrants liability	2,778	649
Gain in fair value of earnout liability	2,462	1,518
Other expenses, net	(119)	(8)
Total other income, net	6,241	4,202
Loss before income tax provision	(26,382)	(13,795)
Income tax provision	(59)	(118)
Net loss	$(26,441)	$(13,913)
Other comprehensive income (loss):
Unrealized gain on marketable securities	$159	$570
Foreign currency translation adjustment	236	(3,844)
Total other comprehensive income (loss)	395	(3,274)
Total comprehensive loss	$(26,046)	$(17,187)
Net loss per share, basic	$(0.18)	$(0.10)
Net loss per share, diluted	$(0.18)	$(0.10)
Weighted-average common shares outstanding, basic	146,852,340	141,828,895
Weighted-average common shares outstanding, diluted	146,852,340	141,828,895

ORIGIN MATERIALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
(in thousands)	2025	2024
Cash flows from operating activities
Net loss	$(26,441)	$(13,913)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,714	2,311
Stock-based compensation	2,289	2,781
Impairment of assets	16,610	—
Realized loss on marketable securities	61	51
Amortization of premium and discount of marketable securities, net	(38)	(5)
Change in fair value of derivative	38	(296)
Change in fair value of common stock warrants liability	(2,778)	(649)
Change in fair value of earnout liability	(2,462)	(1,518)
Deferred tax provision	58	111
Other non-cash expenses	88	151
Changes in operating assets and liabilities:
Accounts receivable net and other receivables	(521)	(1,252)
Inventory	—	(3)
Prepaid expenses and other current assets	300	31
Other long-term assets	60	(2,438)
Accounts payable	130	580
Accrued expenses	1,409	(1,951)
Operating lease liability	(79)	(122)
Other liabilities, current	134	(590)
Other liabilities, long-term	(11)	(14)
Net cash used in operating activities	(8,439)	(16,735)
Cash flows from investing activities
Purchases of property, plant, and equipment	(6,994)	(1,939)
Purchases of marketable securities	(280,000)	(443,475)
Sales of marketable securities	282,405	441,432
Maturities of marketable securities	5,129	13,317
Net cash provided by investing activities	540	9,335
Cash flows from financing activities
Payment of notes payable short-term	(4,542)	(1,532)
Proceeds from Canadian Government Research and Development Program	—	8,097
Proceeds from exercise of stock options	—	83
Net cash (used in) provided by financing activities	(4,542)	6,648
Effects of foreign exchange rate changes on the balance of cash and cash equivalents held in foreign currencies	(31)	1,023
Net (decrease) increase in cash and cash equivalents	(12,472)	271
Cash and cash equivalents beginning of the period	56,307	75,502
Cash and cash equivalents end of the period	$43,835	$75,773

Origin Materials, Inc.
Reconciliation of GAAP and Non-GAAP Results

	Three Months Ended March 31,
(in thousands)	2025	2024
Net loss	$(26,441)	$(13,913)
Stock-based compensation	2,289	2,781
Depreciation and amortization	2,714	2,311
Impairment of assets	16,610	—
Investment income	(1,206)	(1,864)
Interest expenses	48	117
Loss (gain) in fair value of derivatives	38	(296)
Gain in fair value of common stock warrants liability	(2,778)	(649)
Gain in fair value of earnout liability	(2,462)	(1,518)
Other expenses, net	119	8
Income tax provision	59	118
Adjusted EBITDA	$(11,010)	$(12,905)